UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 31, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement

As previously disclosed in a Form 8-K filed on July 19, 2006, IA Global, Inc.’s (the “Company”), outside director, Masazumi Ishii was to receive an option to purchase shares of common stock pursuant to the Company’s 2000 Stock Option Plan. On July 31, 2006, the Compensation Committee granted to Mr. Ishii stock options to purchase 200,000 shares of common stock. The options were granted at the fair market price of $0.16 per share based on the adjusted closing price on July 28, 2006, the last trading day before the Compensation Committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on July 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 1, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer